Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-125858) of Regency Centers Corporation,

2)	Registration Statement (Form S-3 No. 333-202971) of Regency Centers Corporation,

3)	Registration Statement (Form S-3 ASR No. 333-194301) of Regency Centers Corporation,

4)	Registration Statement (Form S-8 No. 333-24971) of Regency Centers Corporation,

5)	Registration Statement (Form S-8 No. 333-55062) of Regency Centers Corporation,

6)	Registration Statement (Form S-8 No. 333-125857) of Regency Centers Corporation,

7)	Registration Statement (Form S-8 No. 333-149872) of Regency Centers Corporation,

8)	Registration Statement (Form S-8 No. 333-174662) of Regency Centers Corporation,

9)	Registration Statement (Form S-3 ASR No. 333-194301-01) of Regency Centers, L.P.;

of our reports dated February 28, 2017, with respect to the consolidated financial statements and schedules of Equity One, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Equity One, Inc. and subsidiaries, included in the Annual Report (Form 10-K) of Equity One, Inc. for the year ended December 31, 2016, and incorporated by reference in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

New York, New York

March 1, 2017